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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

NEXT LEVEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-27877 (Commission File Number)	99-3342408 (I.R.S. Employer Identification Number)

6085 State Farm Drive, Rohnert Park, California, 94928
(Address of principal executive offices) (Zip Code)

(707) 584-6820
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 1.

        N/A

Item 2. Acquisition or Disposition of Assets.

        On April 24, 2003, Motorola, Inc. ("Motorola") completed the short-form merger of NL Merger Corporation ("NL Merger"), a wholly-owned subsidiary of Motorola, into Next Level Communications, Inc. ("Next Level"). Upon consummation of the merger, Next Level became the surviving corporation and the corporate existence of NL Merger ceased. Each outstanding share of Next Level common stock, par value $.01 per share ("Shares")(except for Shares held by NL Merger, which were canceled, and Shares held by Next Level shareholders who assert their statutory appraisal rights under Delaware law), was converted in the merger. Former Next Level shareholders whose Shares were converted are entitled to receive $1.18 cash for each Share owned at the time of the merger. Immediately prior to the merger, NL Merger subsidiary held at least 90% of the outstanding Shares.

Items 3-6.

        N/A

Item 7. Financial Statements and Exhibits.

(c)
Exhibits

        The following exhibits are filed as part of this report:

Exhibit No.
4.1	Certificate of Ownership and Merger, merging NL Merger Corporation into Next Level Communications, Inc., as filed with the Delaware Secretary of State on April 24, 2003.
20.1	Form of Letter to Former Shareholders
20.2	Form of Letter of Transmittal
20.3	Form of Notice of Merger and Appraisal Rights

SIGNATURE

        After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

NEXT LEVEL COMMUNICATIONS, INC.
By:	/s/ KEITH A. ZAR
Name:	Keith A. Zar
Title:	Senior Vice President, General Counsel, Chief Administrative Office and Secretary

Date: April 24, 2003

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  Item 1.
  Item 2. Acquisition or Disposition of Assets.
  Items 3-6.
  Item 7. Financial Statements and Exhibits.
SIGNATURE